Exhibit 10.1
Republic Properties Corporation
Commercially Sensitive & Confidential
10 March 2006
Mark Keller,
Chief Executive Officer
Republic Property TRS, LLC
1280 Maryland Avenue, SW, Suite 280
Washington, DC 20024

Re:	1201 Maryland Avenue — Portals Phase III (“Portals III”);
Parcel 47D LLC (“Parcel 47D”); Portals Interests LLC (“PILLC”); and
Portals Development Associates Limited Partnership (“PDA”)
Washington, DC — Recapitalization of Certain Loans
Dear Mr. Keller:
As you know, Parcel 47D is a wholly owned, single purpose entity established by PDA to develop and own Portals III. PILLC is a wholly owned, single purpose entity established by PDA to facilitate a $10 million credit line with iStar Financial used to fund the costs of Parcel 47D. Currently, Republic Property TRS, LLC (the “TRS”), an indirect wholly owned subsidiary of Republic Property Trust (“RPT”), provides development services to Portals III pursuant to that Development Services Rights and Management Services Rights Contribution Agreement by and among Republic Property Limited Partnership, Republic Properties Corporation, Richard L. Kramer and Steven A. Grigg, dated as of September 23, 2005. This letter serves to document our agreement with regard to the exclusive engagement of the TRS during the term of this letter agreement to provide additional services to Parcel 47D and PILLC in connection with a recapitalization and extension of the construction loans (including the i Star line of credit loan) for Portals III (the “Construction Loan Replacement”).

Objective	Parcel 47D seeks to promptly recapitalize its existing construction loan for Portals III with Corus Bank and iStar Financial. PILLC seeks to promptly recapitalize its $10 million credit line with iStar Financial, which has provided monies to Parcel 47D.

Republic Properties Corporation / 1280 Maryland Avenue, S.W./ Washington, DC 20024 / Voice- (202) 863-0300 FAX- (202) 863-4049

Commercially Sensitive & Confidential
Portals III Refinancing
Republic Property TRS, LLC
10 February 2006

Anticipated Structure	Parcel 47D seeks adequate funds in a comprehensive loan or loans to

i) Pay-off the amounts outstanding under the Corus and iStar Financial loans which have been used for Portals III; and ii) Provide funding for certain future costs related to Portals III.

Compensation	Upon the closing of the Construction Loan Replacement, the TRS will be entitled to a fee of one-half percent (0.5%) of the aggregate amount of financing, subject to a maximum fee of $600,000 (the “Loan Placement Fee”). This Loan Placement Fee will be immediately payable upon the consummation of the Construction Loan Replacement.

Third-party expenses for reasonable travel and other similar expenses will be paid (promptly as incurred) by Parcel 47D to the TRS.

Other than reimbursement of third party expenses as aforesaid, no fee or other compensation shall be payable to the TRS unless the Construction Loan Replacement is consummated.

Time	The obligations of each party set forth in this letter agreement shall continue until May 31, 2006, unless extended in writing by the parties (the “Expiration Date”). If, however, (i) a loan commitment or term sheet for the refinancing of the loans has been executed by Parcel 47D, PILLC or any affiliate thereof and (ii) the closing on the Construction Loan Replacement under such loan commitment or term sheet (or any modification thereof) occurs within six (6) months after the Expiration Date, TRS shall be paid its Loan Placement Fee at such closing.

Republic Properties Corporation / 1280 Maryland Avenue, S.W./ Washington, DC 20024 / Voice- (202) 863-0300 FAX- (202) 863-4049

Commercially Sensitive & Confidential
Portals III Refinancing
Republic Property TRS, LLC
10 February 2006

[Intentionally left blank]

Republic Properties Corporation / 1280 Maryland Avenue, S.W./ Washington, DC 20024 / Voice- (202) 863-0300 FAX- (202) 863-4049

Commercially Sensitive & Confidential
Portals III Refinancing
Republic Property TRS, LLC
10 February 2006

Approval Condition	The execution of this letter agreement by the TRS and its obligations to perform hereunder is subject to the approval of a majority of the disinterested members of RPT’s board of trustees.

Disclosure Requirement	The parties agree that RPT may, as required, file with the Securities and Exchange Commission (i) a current report on Form 8-K that will include a description of the material terms and conditions of this letter agreement, and (ii) this letter agreement, either as an exhibit to the 8-K or in a subsequent public filing of RPT.

Application of Provisions under Option Agreement	The parties understand, acknowledge and agree that, in accordance with the provisions of the Option Agreement dated November 28, 2005 between Parcel 47D and Republic Property Limited Partnership (the “Option Agreement”), the Construction Loan Replacement described in this letter agreement shall constitute a “construction loan” and not a “Refinancing”. Accordingly, any Construction Loan Replacement pursuant to this letter agreement shall cause the “Construction Loan Maturity Date” under the Option Agreement to be the actual maturity date (without acceleration, but including extensions thereof) of such Construction Loan Replacement (the “New Maturity Date”), and the “Initial Option Period” shall expire upon the earlier of (i) four (4) years after the date on which a certificate of occupancy for the base building of the “Property” is issued by the applicable District of Columbia authorities or (ii) sixty (60) days prior to the New Maturity Date under the Construction Loan Replacement (or the maturity date, as described in the Option Agreement, of the construction loan or construction loans obtained by or on behalf of Parcel 47D for the “Property”). Capitalized terms in quotes in this paragraph shall have the meanings ascribed to such terms in the Option Agreement.

Republic Properties Corporation / 1280 Maryland Avenue, S.W./ Washington, DC 20024 / Voice- (202) 863-0300 FAX- (202) 863-4049

Commercially Sensitive & Confidential
Portals III Refinancing
Republic Property TRS, LLC
10 February 2006

[Intentionally left blank.]
* * *

Republic Properties Corporation / 1280 Maryland Avenue, S.W./ Washington, DC 20024 / Voice- (202) 863-0300 FAX- (202) 863-4049

Republic Properties Corporation
     If the terms set forth in this letter agreement are acceptable to the TRS, please indicate your concurrence by acknowledging this letter agreement and returning a copy for our records.
Sincerely,
PARCEL 47D LLC
/s/ Steven Grigg
Steven Grigg,
President
PORTALS INTERESTS LLC
/s/ Steven Grigg
Steven Grigg,
President

cc:	James Dowdy Joseph Fries, Esq. Richard Kramer Ronald D. Paul Ronald Kramer John Chalsty Gregory Leisch
Agreed and Accepted
REPUBLIC PROPERTY TRS, LLC

/s/ Mark Keller

Mark Keller, Chief Executive Officer	Date	March 13, 2006

Agreed and Accepted
REPUBLIC PROPERTY TRUST

/s/ Ronald Paul	Date	March 13, 2006

Name: Ronald D. Paul
Title: Independent Director

Republic Properties Corporation / 1280 Maryland Avenue, S.W./ Washington, DC 20024 / Voice- (202) 863-0300 FAX- (202) 863-4049